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                                                                   Exhibit 10.34

                          FOURTH MODIFICATION OF LEASE

            Fourth Modification of Lease ("Agreement") made as of this 13th day of November, 2000, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation having its principal place of business at One Madison Avenue, New York, New York 10010 ("Landlord"), and CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation having an office at Eleven Madison Avenue, New York, New York 10010-3629 ("Tenant").

                                  WITNESSETH:

            WHEREAS, Landlord and Tenant heretofore entered into a certain written lease dated September 10, 1997, as amended by (i) Modification of Lease dated February 5, 1998; (ii) Second Modification of Lease and License Agreement dated June 12, 2000; and (iii) Third Modification of Lease dated September 18, 2000 (collectively, the "Lease") wherein and whereby Landlord leased and/or licensed to Tenant and Tenant let and/or licensed from Landlord those certain premises (the "demised premises") as shown on the plans annexed to the Lease as Exhibits A, A-1 and A-2 thereto and being the entire rentable area of the 13th floor, a portion of the 14th floor, a portion of the 1st floor, a portion of the mezzanine, and a portion of the basement level 3B, and the entire rentable area of the 16th floor of the building known as Eleven Madison Avenue, New York, New York 10010 (the "Building");

            WHEREAS, Landlord and Tenant wish to further modify the Lease, subject to the terms and conditions hereinafter set forth, to, inter alia, add the south portion, the northwest portion, north rooms and the common area of the 15th floor of the Building (collectively, the "Fourth Additional Space"), as shown on Exhibit A-3 attached hereto and made a part hereof, to the demised premises;

            WHEREAS, the Lease is in full force and effect; and

            WHEREAS, Landlord and Tenant desire to modify the Lease only in the respects hereinafter stated.

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            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

1. All capitalized terms used herein without definition are used herein with the meanings assigned to such terms in the Lease, unless the context otherwise requires. Further, references herein to the Lease shall be deemed references to the Lease as modified by this Agreement, unless expressly indicated contra.

2.A. Subject to Landlord's continuing right of access, in accordance with Section B of this Paragraph 2, Landlord does hereby lease to Tenant and Tenant does hereby let from Landlord the Fourth Additional Space for the period to commence on the date hereof (the "Fourth Additional Space Commencement Date") and to end April 30, 2017, or on such earlier date or later date upon which said term may expire pursuant to any of the conditions, covenants, provisions, terms and agreements of the Lease, as modified by this Agreement. It is the intention and agreement of the parties hereto that by reason of such addition of the Fourth Additional Space to the demised premises, the demised premises shall, from and after the Fourth Additional Space Commencement Date, be those covered by the Lease, as modified by this Agreement. The Fourth Additional Space shall be subject to all of the terms, covenants and conditions of the Lease, as modified hereby.

      B. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that various mechanical equipment for the Building is located throughout the Fourth Additional Space and that Landlord must, at all times, have open access to inspect, service, repair, replace and otherwise maintain such equipment (the "Access Right"). Tenant agrees Landlord shall have such access further provided that Landlord agrees to take commercially reasonable steps to minimize interference with Tenant's use and enjoyment of the Fourth Additional Space, as contemplated by this Agreement, when exercising its Access Right and, in addition, to the extent reasonably practicable, Landlord will notify Tenant prior to entering the Fourth Additional Space, which notice will, likely, be oral. Tenant further acknowledges that the Access Right is in addition to (and not in exclusion of) any other express rights of Landlord pursuant to the Lease to enter into any portion of the demised premises and/or perform any work therein.

      C. Landlord and Tenant acknowledge that the Fourth Additional Space contains 14,308 rentable square feet.

3.A. Effective the 91st day subsequent to the Fourth Additional Space Commencement Date (the "Fourth Additional Space Rent Commencement Date"), Tenant shall pay, in addition to the annual rental rate specified in the Lease for the portion of the demised premises exclusive of the Fourth Additional Space, basic annual rent for the Fourth Additional Space as follows: (i) Five Hundred Twenty


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Nine Thousand Three Hundred Ninety Six Dollars ($529,396.00) per annum for the period commencing on the Fourth Additional Space Rent Commencement Date and ending one day prior to the 60th month anniversary of the Fourth Additional Space Commencement Date; and thereafter (ii) Five Hundred Seventy Two Thousand Three Hundred Twenty Dollars ($572,320.00) per annum for the period commencing on the 60th month anniversary of the Fourth Additional Space Commencement Date and ending one day prior to the 120th month anniversary of the Fourth Additional Space Commencement Date; and thereafter (iii) Six Hundred Fifteen Thousand Two Hundred Forty Four Dollars ($615,244.00) per annum for the period commencing on the 120th month anniversary of the Fourth Additional Space Commencement Date and ending one day prior to the 180th month anniversary of the Fourth Additional Space Commencement Date; and thereafter (iv) Six Hundred Fifty Eight Thousand One Hundred Sixty Eight Dollars ($658,168.00) per annum for the period commencing on the 180th month anniversary of the Fourth Additional Commencement Date and ending on the last day of the term of the Lease (to wit: April 30, 2017).

      B. From and after the Fourth Additional Space Rent Commencement Date, basic annual rent payable for the Fourth Additional Space shall be paid by Tenant to Landlord at the times and in the manner specified in the Lease.

      C. Tenant acknowledges that notwithstanding the "free rent period" from and including the Fourth Additional Space Commencement Date through and including the day prior to the Fourth Additional Space Rent Commencement Date, Tenant shall be obligated to pay for electricity supplied to the demised premises (inclusive of the Fourth Additional Space) during such free rent period.

      D. Tenant hereby covenants and agrees that the Fourth Additional Space shall be used solely for the purposes set forth in the Lease, and for no other purpose.

4. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that Tenant shall not be responsible for the payment of any share, percentage, or amounts for "Taxes" or "Operating Expenses" (as defined in Articles 28 and 29, respectively, of the Lease) for the Fourth Additional Space provided, however, Tenant acknowledges that, except as otherwise expressly set forth in this Agreement, Landlord shall not be obligated or required to provided any services to the Fourth Additional Space. In the event Tenant requests any service, however, and Landlord agrees to and does provide same, Tenant shall remit to Landlord, within twenty (20) days of Landlord's written demand, Landlord's then applicable Building charge for such requested and provided service further provided if such service is provided by a third party (to wit: other than Landlord or its Building Manager), the charge for same shall be Landlord's out-of-pocket cost to such third party.


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5. Tenant, at its sole cost and expense, in accordance with plans and specifications submitted to and approved in writing by Landlord (as required by and in accordance with the Lease), shall be responsible for the installation and maintenance of the heating, ventilating and air-conditioning ("HVAC") system to serve the Fourth Additional Space. Notwithstanding the foregoing, Tenant shall have the right, one time during the term of the Lease, upon not less than thirty
(30) days prior written notice to Landlord, to convert its HVAC system serving the Fourth Additional Space from Tenant's system to the Building System. The conversion to the Building system shall be performed by Landlord, at Tenant's sole cost and expense (including the actual out-of-pocket cost to install a meter, the cost to maintain such meter, as well as any other one-time or recurring expenses incurred as a result of such conversion to the Building system) and if Tenant does convert the HVAC system to the Building System, Tenant shall then have the one time right to convert back to Tenant's System, also at Tenants sole cost and expense and in accordance with plans and specifications submitted to and approved in writing by Landlord (as required by and in accordance with the Lease).

6.A. It is understood and agreed that Landlord shall have no obligation to do any work or incur any expense (except as indicated below in this Paragraph 6) in order to ready the Fourth Additional Space for Tenant's use and that Tenant shall be responsible for all construction, alterations or installations necessary to make the Fourth Additional Space ready for its use, which construction shall be done in accordance with plans and specifications submitted to and approved in writing by Landlord (as required by and in accordance with the Lease). It is further understood that Tenant agrees that it will accept delivery of the Fourth Additional Space in an "as is" condition or whatever condition the same may be in as of the Fourth Additional Space Commencement Date, subject to the terms of the Lease. Tenant acknowledges that it is thoroughly familiar with the condition of the Fourth Additional Space and has either undertaken an exhaustive and comprehensive inspection of the same and been satisfied with the results thereof or waived the undertaking of such inspection. Notwithstanding the foregoing, Landlord hereby agrees to remit to Tenant the lesser of (a) Tenant's reasonable actual out-of pocket costs to erect, in Building standard manner (applicable to the Fourth Additional Space) pursuant to plans and specifications submitted to and approved in writing by Landlord (in accordance with the terms of the Lease), the demising walls delineated on Exhibit A-4 (attached hereto and made a part hereof) as "Demising Walls" (the "Demising") and (b) the sum of One Hundred Fifteen Thousand Dollars ($115,000.00). Such payment shall be made by Landlord to Tenant within thirty
(30) days of Tenant's submission to Landlord of paid receipts and lien waivers for all expenses incurred for the Demising and copies of any governmental approvals required, along with a statement by Tenant's architect that the Demising was performed and completed in Building standard manner in accordance with plans and specifications submitted to and approved in writing by Landlord.


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      B. Landlord represents to Tenant that, as of the date hereof, the bathrooms located in the Fourth Additional Space are in compliance with applicable governmental laws, rules and regulations; including but not limited to the American's With Disabilities Act ("ADA") provided that the occupancy level within the Fourth Additional Space does not exceed seventy (70) persons. In the event this representation proves to be incorrect for any reason, except if the result of Tenant's act, as Tenant's sole remedy, Landlord shall, at its expense, promptly bring the bathrooms into such compliance with applicable governmental laws, rules and regulations, including but not limited to ADA. If more than seventy (70) persons are to occupy the Fourth Additional Space, Tenant, at its sole cost and expense, shall cause the certificate of occupancy for the Building to be amended so as to permit such increased occupancy and, in addition, upgrade said bathrooms in order to comply with applicable governmental laws, rules and regulations, including but not limited to ADA, in accordance with plans and specifications submitted to and approved in writing by Landlord. Landlord agrees to reasonably cooperate with Tenant's efforts to secure an amended certificate of occupancy, expressly provided Landlord incurs no expenses in connection therewith.

      C. Upon Landlord's receipt of Tenant's plans for "Tenant's Work" in the Fourth Additional Space (approved by Landlord, as required by the Lease), Landlord shall provide Tenant with an ACP-5 (or equivalent if no longer issued) Certification of a licensed asbestos investigator indicating that the Fourth Additional Space is not an asbestos project.

7. Section 27.04(j) of the Lease is hereby amended by: (i) deleting the words "ninety (90)" in the fifth (5th) line thereof and substituting the words "one hundred ten (110)" and (ii) inserting the following words after the words "the 13th floor and/or 14th floor and/or 16th floor" in the eleventh (11th) line thereof: "and/or 15th floor". Notwithstanding the foregoing, Tenant acknowledges that pursuant to the current piping configuration in the Building, only forty
(40) tons of condenser water is available for each specific floor of the demised premises. Tenant also acknowledges that there is no condenser water connection on the 15th floor of the Building. Accordingly, if Tenant requires more than forty (40) tons of condenser water for any specific floor of the demised premises, Tenant must submit its requirements for additional condenser water to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. In the event of such written approval by Landlord, Landlord shall then proceed, at Tenant's sole cost and expense, to modify the current piping configuration to meet Tenant's approved requirements. In no event, however, shall Tenant's condenser water requirements for the entire demised premises exceed one hundred ten (110) tons.

8. Section 27.05 of the Lease is hereby amended by adding the following sentences at the end thereof: "With respect to the Fourth Additional Space only, Landlord shall provide elevator service to the 15th floor of the Building through


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elevator #53 in the "C" elevator bank. Landlord shall also, at the request of
Tenant, and at Tenant's sole cost and expense, provide elevator service to the Fourth Additional Space through some or all of the remaining elevators in the "C" elevator bank. Landlord, at Tenant's expense, will provide Tenant with appropriate identification cards to allow Tenant to access its elevator banks through the common Building lobby. In addition, Landlord agrees to allow Tenant, at Tenant's option and expense, to provide elevator access to the 15th floor from Tenant's dedicated "D" elevator bank. All costs in connection with such elevator dedication shall be paid by Tenant within thirty (30) days of Landlord's written demand (with reasonable back-up) including but not limited to costs to meter electricity, electricity usage, elevator maintenance charges, metal and stone maintenance and night cleaning.

9. Section 27.13 of the Lease is hereby amended by deleting the second sentence thereof and substituting the following sentence: "The premises originally demised under this Lease will have a capacity to serve a minimum of thirty (30) speaker/strobe units, the Additional Space will have a capacity to serve a minimum of fifteen (15) speaker/strobe units, the Third Additional Space will have a capacity to serve a minimum of thirty (30) speaker/strobe units and the Fourth Additional Space will have a capacity to serve a minimum of fifteen (15) speaker/strobe units provided that such specified number of units are, in the premises originally demised under this Lease, the Additional Space, the Third Additional Space and the Fourth Additional Space, designed to be collected on a loop, installed by Tenant at Tenant's cost, before connection to the base Building systems."

10. Section 27.14 of the Lease, is hereby amended by inserting the following words after the words "and 2450 cfm for the Third Additional Space" in the sixth (6th) line thereof: "and 300 cfm for the Fourth Additional Space."

11. [Intentionally Deleted]

12. [Intentionally Deleted]

13. [Intentionally Deleted]

14. Section 32.04 of the Lease is hereby amended by inserting the following words after the words "or any Initial Improvements with respect to the Third Additional Space" in the second (2nd) line thereof: "or any Initial Improvements with respect to the Fourth Additional Space"

15. [Intentionally Deleted]

16. Section 32.05(b) is hereby amended by (i) inserting the following words after the words "or the Third Additional Space Rent Commencement Date," in the first (1st) line thereof: "or the Fourth Additional Space Rent Commencement Date"; and, (ii) inserting the following words after the words "and the Third Additional Space"


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in the third line thereof: "and the Fourth Additional Space"; (iii) and inserting the following words after the words "and the Third Additional Space" in the fifth (5th) line thereof: "and the Fourth Additional Space"

17. Section 32.05(c) of the Lease is hereby amended by inserting the following words after the words "or 16th" in the eighth (8th) line thereof: "or 15th"

18. Notwithstanding anything to the contrary contained therein, Landlord agrees that Tenant's option to extend the term of the Lease in accordance with Article 41 of the Lease (i) shall be applicable with respect to either the entire demised premises, the 13th floor portion of the demised premises, the Additional Space, the Second Additional Space, the Third Additional Space or the Fourth Additional Space, as the case may be.

19. Article 43 of the Lease is modified by inserting the following words after the words: "Tenant shall have no termination right with respect to the Third Additional Space" in the last sentence thereof: "or the Fourth Additional Space."

20. Exhibit "E" of the Lease is hereby amended by inserting the following words after the words "AND THE THIRD ADDITIONAL SPACE ON THE 16TH FLOOR" in the last line thereof "AND THE FOURTH ADDITIONAL SPACE ON THE 15TH FLOOR."

21. Landlord and Tenant each represent and warrant to each other that it has not dealt with any real estate agents or brokers in connection with this Agreement other than Cushman & Wakefield, Inc. ("C&W") and Insignia/ESG, Inc. ("ESG") whose fees, if any, Landlord agrees to pay pursuant to separate written agreements. Further, Landlord and Tenant each covenant and warrant to the other that it has not brought about or procured this Agreement through the use or instrumentality of any other agent or broker and each covenants and agrees to indemnify and hold the other harmless from any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers, other than C&W or ESG, based on any dealings between it and any other such agent or agents and/or broker or brokers, together with all costs and expenses incurred by the indemnified party in resisting such claims (including, without limitation, reasonable attorneys' fees). The obligations of Landlord and Tenant under this Section 32 shall survive the expiration or termination of the Lease.

22. Except as modified by this Agreement, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed, and approved.

23. The Lease, the agreements executed contemporaneously therewith, this Agreement, any agreements executed contemporaneously herewith and any documents or agreements executed pursuant thereto or which have heretofore been executed and which amend or supplement the Lease contain the entire


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understanding between the parties. No other representations, warranties, covenants or agreements have been made.

24. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

25. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease as modified by this Agreement, their respective assigns.

26. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Agreement and deliver the same to Tenant.

27. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement.

28. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

            IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

                              Landlord: METROPOLITAN LIFE INSURANCE COMPANY

                              By: /s/ W. Mark Keeney
                                  ----------------------------------
                                  Assistant Vice-President


                              Tenant:  CREDIT SUISSE FIRST BOSTON CORPORATION

                              By: /s/ [Illegible]
                                  ----------------------------------
                                  Managing Director


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                                  EXHIBIT A-3

                              [FLOOR PLAN OMITTED]